UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2005

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28082 (Commission File Number)

05-0420589 (IRS Employer Identification No.)

50 Enterprise Center Middletown, RI (Address of Principal Executive Offices)	02842 (Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 27, 2005, the Compensation Committee of Board of the Directors of KVH Industries, Inc. approved a proposal to amend the compensation plan for the Company’s non-employee directors.

Pursuant to the amended compensation plan, non-employee directors will be paid an annual fee for their board service of $10,000. In addition to the annual payments, non-employee directors will receive an attendance fee of $2,000 for their attendance (including participation by telephone) at each regularly scheduled quarterly Board meeting.

Non-employee directors who also serve as members of the Audit and Compensation Committees will receive additional annual compensation of $3,000 and $2,000, respectively, except that the chairman of the Registrant’s Audit and Compensation Committees will each receive annual compensation of $5,000 and $3,000, respectively.

Except for the $2,000 fee paid for attending each regularly scheduled quarterly Board meeting, no additional compensation will be paid for any other Board or Committee meetings and there will be no additional compensation paid for Committee meetings held on the same day as Board meetings.

No change was made in the Company’s policy of awarding grants of Nonqualified Stock options to Directors as set forth in the Company’s 2003 Incentive and Non-Qualified Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: August 1, 2005	By:	/S/ PATRICK J. SPRATT
Patrick J. Spratt Chief Financial Officer